Exhibit 10.2

EMBARQ CORPORATION 2006 EQUITY INCENTIVE PLAN

AWARD AGREEMENT

To:	Daniel R. Hesse (“You” or the “Participant”)

From:	Embarq Corporation (the “Company”)

Date:	,

Notice of Grant

Subject to the Embarq Corporation 2006 Equity Incentive Plan (the “Plan”) and this Award Agreement, including Attachment A (the “Award Agreement”), the Company is granting to you an award of Restricted Stock Units (“RSUs”) and Stock Options (“Options”) under the Plan (this “Award”). The number of RSUs, the number of Shares subject to Options, the Grant Date, and the settlement/vesting dates for such RSUs and Options, respectively, are as follows:

GRANT OF RSUS

Grant Date:	February 22, 2007

Total Number of RSUs:	96,436[1]

Settlement Dates:	Date:	% of RSUs Settled:
First Settlement Date:	February 22, 2009	50%
Second Settlement Date:	February 22, 2010	50%

GRANT OF STOCK OPTIONS

2007 ANNUAL GRANT

Grant Date:	February 22, 2007

Strike Price:	$56.43

Total Number of Shares Subject to Options:	157,800

Vesting Dates:	Date:	Vested %:
	February 22, 2008	34%
	February 22, 2009	33%
	February 22, 2010	33%

LONG-TERM RETENTION OPTION AWARD

Grant Date:	February 22, 2007

Strike Price:	$56.43

Total Number of Shares Subject to Options:	157,800

Vesting Dates:	Date:	Vested %:
	February 22, 2011	100%

1	Subject to adjustment as provided in Attachment A.

Because this Award is subject to the Plan and this Award Agreement, you should carefully read the Plan and this Award Agreement, including Attachment A, to fully understand the terms of this Award. You may view a copy of the Plan on the Company’s intranet at                                  or you may obtain a copy of the Plan by requesting it from the Company. Capitalized terms used in this Award Agreement without definition have the meanings that they have in the Plan. You acknowledge that the Plan’s Plan Information Statement dated                          has been made available to you on-line at                                 . The terms of the Plan are incorporated by reference. In the event of any inconsistency between this Award Agreement and the Plan, the Plan governs.

General Terms

This Award Agreement is governed by the laws of the State of Delaware without giving effect to the principles of the conflict of laws to the contrary. This Award Agreement may be modified only by written instrument signed by you and the Company; provided that this Award Agreement is subject to the power of the Board to amend the Plan as provided in the Plan. Neither this Award Agreement, nor the Award, may be transferred, sold, assigned, pledged or otherwise alienated or hypothecated by you in any way other than by will, or by the laws of descent and distribution. By accepting this Award, you acknowledge the authority and discretion of the Board and the Committee with respect to this Award and agree to be bound by the terms and conditions of the Plan. Except as specifically provided in this Award Agreement, this Award Agreement binds and will inure to the benefit of the heirs, legal representatives, successors and assigns of the Company and you. To properly accept this Award Agreement, you must enter your Smith Barney trading PIN and click the “Accept” button on the previous screen.

The Company and the Participant hereby acknowledge and confirm that the Long-Term Retention Option Award shown on Page 1 of this Agreement is not a “compensation plan” within the meaning of subsection (vi) of the “Good Reason” definition in Participant’s employment agreement.

EMBARQ CORPORATION

By:
Name: Claudia S. Toussaint Title: Corporate Secretary

(Attachment A)

SPECIFIC TERMS OF RSU AWARD

Section 1. Performance Adjustment and Dividend Equivalents.

Subject to the discretion of the Committee, the number of RSUs granted under this Award may be adjusted by multiplying that number of RSUs set forth opposite the heading “Total Number of RSUs” on page 1 of this Award Agreement by a payout percentage (from 0% to 200%) based on the Company’s achievement of performance metrics relating to relative Total Shareholder Return and Return on Invested Capital during the 2007-2009 performance measurement period (the “Performance Adjustment”). The Performance Adjustment that will apply to the portion of the RSUs that settle on the First Settlement Date will be based on results of the performance metrics at the end of 2008. The Performance Adjustment that will apply to the portion of the RSUs that settle on the Second Settlement Date will be based on results of the performance metrics at the end of 2009. Each Performance Adjustment will be made as soon as practicable after the end of the 2008 and 2009 performance measurement periods.

If the Company pays cash dividends on shares of its common stock while you hold the RSUs, you will be entitled to a dividend equivalent payment equal to the per share cash dividend paid on shares of the Company’s common stock multiplied by the number of Shares underlying your RSUs. This dividend equivalent will be paid to you as soon as practicable after each Performance Adjustment date or Settlement Date, as applicable. This dividend equivalent will be calculated by first adjusting your RSUs to reflect any Performance Adjustment and then applying the per share cash dividend rate for each dividend paid on shares of the Company’s common stock while you held the RSUs (assuming you had been granted the RSUs by the applicable record date for a particular dividend), as adjusted by the Performance Adjustment. After the Performance Adjustment is made, if cash dividends are paid on the underlying Shares, you will receive dividend equivalents for your RSUs held on the dividend record date as soon as practicable after the cash dividends are paid. If non-cash dividends are paid on the underlying Shares and you hold RSUs on the dividend record date, the vesting and delivery date of the non-cash dividend will be the same as the Settlement Date of the RSUs to which the underlying Shares are attributable.

Section 2. Settlement of RSU Award.

Except as provided below, the Settlement Date for all or a portion of your RSU Award will be the date on which that portion of your Award is settled as indicated in the Settlement Dates section on page 1 of this Agreement. This RSU Award may be settled by delivering to you or your Beneficiary, as applicable and in the sole discretion of the Company, either (i) an amount of cash equal to the Fair Market Value of a Share as of the Settlement Date, multiplied by the number of Shares underlying the RSUs held by you (or a specified portion of your RSUs in the event of any partial settlement), or (ii) a number of Shares equal to the whole number of Shares underlying the RSUs then held by you (or a specified portion of your RSUs in the event of any partial settlement). Any remaining fractional Shares underlying your RSUs remaining on the Settlement Date will be distributed to you in cash in an amount equal to the Fair Market Value of a Share as of the Settlement Date, multiplied by the remaining underlying fractional shares. If the Settlement Date is a Saturday, Sunday or any other day which is a holiday of the United States Federal Government (a “Non-Business Day”), then the unsettled RSUs will be settled on the first day that is not a Non-Business Day (a “Business Day”) before the Settlement Date.

Section 3. Effect of Termination of Employment.

If you cease to be an employee of the Company for any reason, the effect of you ceasing to be an employee on all or any RSUs which have not otherwise been settled is as provided below.

(a)	Death or Disability. If you cease to be an employee on account of your death or Disability, all RSUs will be settled as of the date of your death or Disability.

(b)	Resignation or Involuntary Termination. Except as provided below in Sections 3(c) and (d), if you cease to be an employee on account of your voluntary resignation or your employment being involuntarily terminated by the Company, whether or not constituting a Termination for Cause, all RSUs will be cancelled as of your Termination Date and you will no longer have any rights or be eligible to receive any benefits with respect to such cancelled RSUs.

(c)	Retirement. If you cease to be an employee by reason of your Retirement (as defined below in paragraph 7(d)(iii)), to the extent your Termination Date is at least one year after the Grant Date and to the extent your RSUs have not otherwise been settled or cancelled on your Termination Date, a pro rata portion of your RSUs – based on the number of months between the Grant Date and your Termination Date and the total number of months in the relevant performance measurement period (i.e., 24 or 36)—will be settled as of your Termination Date.

(d)	Change in Control. If (1) a Change in Control occurs before the Settlement Date for all of your RSUs, (2) except as may otherwise be provided in your employment agreement (if any), your employment is terminated by the Company in a Termination without Cause within one year after the Change in Control, (3) you have held the RSUs for more than one year from the Grant Date, and (4) you have been actively and continuously employed from the Grant Date to the date of the Change in Control, then all of your RSUs which have not otherwise been settled will be settled as of your Termination Date.

Nothing in this Section 3 restricts or otherwise interferes with the Company’s discretion with respect to the termination of your employment with the Company.

SPECIFIC TERMS OF OPTIONS AWARD

Section 4. Nonqualified Stock Options.

The Options are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code, and shall not be so construed.

Section 5. Exercise of Options.

Except as provided below, your Options will vest on the Vesting Dates shown opposite the heading “Vesting Dates” on page 1 of this Award Agreement provided you have been actively and continuously employed from the Grant Date to the Vesting Date. To the extent vested, you may exercise your Options under this Award in whole or in part at the time or times as permitted by the Plan and this Award Agreement if the Options have not otherwise expired, been forfeited or terminated. At the time of exercise, you may pay the exercise price in the form or forms, including payment by delivery of cash, Shares or other consideration (including, where permitted by law and the Committee, Awards) having a Fair Market Value on the Exercise Date equal to the total exercise price, or by any combination of cash, Shares and other consideration as the Committee may permit.

Section 6. Expiration of Options.

Unless terminated earlier in accordance with the terms of this Award Agreement or the Plan, the Options granted herein will expire at 3:00 P.M., U.S. Central Time, on the tenth (10th) Anniversary of the Grant Date (the “Expiration Date”). If the Expiration Date is a Non-Business Day, then the Options granted herein will expire, unless earlier terminated in accordance with the terms of this Award Agreement or the Plan, at 3:00 P.M., U.S. Central Time, on the first Business Day before the Expiration Date.

Section 7. Effect of Termination of Employment.

If you cease to be an employee of the Company for any reason, the effect of you ceasing to be an employee on all or any Option portion of this Award is as provided below. Notwithstanding anything below to the contrary, in no event may the Options be exercised after the Expiration Date.

(a)	For Cause. If your employment is terminated by the Company in a Termination for Cause, all Options granted pursuant to this Award Agreement will immediately be forfeited as of that termination.

(b)	Death.

(i)	Acceleration of Vesting. If you cease to be an employee on account of your death, all of the Options, to the extent they have not otherwise expired, been forfeited or terminated, will become fully exercisable upon your death.

(ii) Period of Time to Exercise. If you cease to be an employee on account of your death, all of your Options may be exercised by your designated beneficiary at any time before 3:00 P.M., U.S. Central Time, on the 365th calendar day following the date of your death. If such 365th day is a Non-Business Day, then the Options will remain exercisable until the first Business Day immediately following the 365th day.

(c)	Disability.

(i)	Acceleration of Vesting. If you cease to be an employee on account of your Disability, all of the Options, to the extent they have not otherwise expired, been forfeited or terminated, will become fully exercisable upon your Disability.

(ii) Period of Time to Exercise. If you cease to be an employee on account of your Disability, all of your Options may be exercised by you at any time before 3:00 P.M., U.S. Central Time on the fifth anniversary of the date of your Separation from Service on account of Disability. If the date of such fifth anniversary is a Non-Business Day, then the Options will remain exercisable until the first Business Day immediately following the fifth anniversary.

(d)	Retirement Other Than Normal Retirement.

(i)	No Acceleration of Vesting. If you cease to be an employee by reason of your Retirement (as defined below in paragraph (iii)), only those Options which were exercisable on your Termination Date may be exercised.

(ii) Period of Time to Exercise. If you cease to be an employee by reason of your Retirement, all of your vested Options may be exercised by you at any time before 3:00 P.M., U.S. Central Time on the fifth anniversary of your Termination Date. If the date of such fifth anniversary is a Non-Business Day, then the Options will remain exercisable until the first Business Day immediately following the fifth anniversary.

(iii) Definition of Retirement. Your Retirement means your termination of employment if you are entitled to receive payment of pension benefits in accordance with the Company’s defined benefit pension plan immediately after your Termination Date.

(e)	Normal Retirement.

(i)	Acceleration of Vesting. If you cease to be an employee by reason of your Normal Retirement (as defined below in paragraph (iii)), all of your Options, to the extent your Termination Date is at least one year after the Grant Date, and to the extent they have not otherwise expired, been forfeited or terminated, will become fully exercisable upon your Termination Date.

(ii) Period of Time to Exercise. If you cease to be an employee by reason of your Normal Retirement, all of your Options may be exercised by you at any time before 3:00 P.M., U.S. Central Time on the fifth anniversary of your Termination Date. If the date of such fifth anniversary is not a Business Day, then the Options will remain exercisable until the first Business Day immediately following the fifth anniversary.

(iii) Definition of Normal Retirement. Your Normal Retirement means your “Retirement” (as defined above in Section (d)(iii)) at or later than an age qualifying as “normal retirement” under the Company’s defined benefit pension plan, whether or not you are a participant in that plan.

(f)	Resignation or Involuntary Termination.

(i)	No Acceleration of Vesting. If you cease to be an employee on account of your voluntary resignation or your employment being involuntarily terminated by the Company other than for a reason constituting Termination for Cause, only those Options which were vested and exercisable as of your Termination Date may be exercised.

(ii) Period of Time to Exercise. If you cease to be an employee on account of your voluntary resignation or your employment being involuntarily terminated by the Company other than for a reason constituting Termination for Cause, those Options which were vested and exercisable as of your Termination Date may be exercised at any time before 3:00 P.M., U.S. Central Time, on the 90th calendar day following your Termination Date. If such 90th day is a Non-Business Day, then the Options will remain exercisable until the first Business Day immediately following the 90th day. All Options which were not otherwise vested and exercisable as of your Termination Date will be forfeited.

(g)	Change in Control.

(i)	Acceleration of Vesting. If (1) a Change in Control occurs before the Vesting Date for all of your Options, (2) except as may otherwise be provided in your employment agreement (if any), your employment is terminated by the Company other than in a Termination for Cause within one year after the Change in Control, (3) you have held the Options for more than one year from the Grant Date, and (4) you have been actively and continuously employed from the Grant Date to the date of the Change in Control, then all of the Options, to the extent they have not otherwise expired, been forfeited or terminated, will become fully exercisable upon the date of your Separation from Service.

(ii) Period of Time to Exercise. The period of time to exercise your Options following your Termination Date subsequent to a Change in Control will be determined based on the reason for your Separation from Service and governed by Sections 7(a)-(f) above.

Nothing in this Section 7 restricts or otherwise interferes with the Company’s discretion with respect to the termination of your employment with the Company.